UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition;

Item 7.01. Regulation FD Disclosure.

On February 24, 2014, Redwood Trust, Inc. issued a press release announcing its financial results for the quarter ended December 31, 2013 and The Redwood Review – 4th Quarter 2013, copies of which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this current report on Form 8-K.

On February 24, 2014, Redwood Trust, Inc. issued a press release announcing its Board of Directors’ authorization to declare a first quarter regular dividend of $0.28 per share, a copy of which is attached as Exhibit 99.3 to this current report on Form 8-K. The first quarter 2014 dividend is payable on March 31, 2014 to stockholders of record on March 14, 2014.

Redwood Trust, Inc. also announced that its Board of Directors has set May 20, 2014 as the date for the 2014 annual meeting of stockholders. The meeting will be held at 10:30 a.m. in Mill Valley, California. Stockholders of record as of March 26, 2014 will be entitled to vote at that meeting.

The information contained in this Item 2.02 and Items 7.01 and the attached Exhibits 99.1, 99.2 and 99.3 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated February 24, 2014

Exhibit 99.2	The Redwood Review – 4th Quarter 2013

Exhibit 99.3	Press Release dated February 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2014	REDWOOD TRUST, INC.

	By:	/S/ CHRISTOPHER J. ABATE
Christopher J. Abate
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title

99.1	Press Release dated February 24, 2014

99.2	The Redwood Review – 4th Quarter 2013

99.3	Press Release dated February 24, 2014